SENECA FOODS CORPORATION
3736 South Main Street
 Marion, New York 14505
July 1, 2015

Dear Shareholder:
You are cordially invited to the 2015 Annual Meeting of Shareholders of Seneca Foods Corporation (the "Company"), to be held on July 31, 2015 at 1:00 PM, Eastern Daylight Time, at the Company's Offices, 3736 South Main Street, Marion, New York 14505.
Information about the Annual Meeting is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.
It is important that your shares of Common and Preferred Stock be represented at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, I urge you to give your immediate attention to voting.  Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.
Very truly yours,

KRAIG H. KAYSER
President and Chief Executive Officer

SENECA FOODS CORPORATION
3736 South Main Street
 Marion, New York 14505
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON JULY 31, 2015
To the Shareholders:
The 2015 Annual Meeting of Shareholders of Seneca Foods Corporation (the "Company") will be held at the Company's Offices, 3736 South Main Street, Marion, New York 14505, on Friday, July 31, 2015 at 1:00 PM, Eastern Daylight Time, for the following purposes:
1.	To elect three directors to serve until the Annual Meeting of shareholders in 2018 and until each of their successors is duly elected and shall qualify;
2.	To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Only shareholders of record at the close of business on June 19, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
The prompt return of your proxy will avoid delay and save the expense involved in further communication.  The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Annual Meeting.
By Order of the Board of Directors

JEFFREY L. VAN RIPER
Secretary
DATED:  July 1, 2015
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 31, 2015.  This proxy statement, form of proxy and the Company's annual report are available at http://www.senecafoods.com/investors.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING	1
PROPOSAL ONE: ELECTION OF DIRECTORS	4
Information Concerning Directors	4
BOARD GOVERNANCE	6
Independent Directors	6
Leadership Structure	6
Board Oversight of Risk Management	7
Committees and Meeting Data	7
Nominating Procedures	8
Board Attendance at Meetings	8
Shareholder Communication With the Board	8
Report of the Audit Committee	8
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	11
Compensation Discussion and Analysis	11
Report of the Compensation Committee	15
Summary Compensation Table	16
Grants of Plan-Based Awards in Fiscal Year 2015	17
Outstanding Equity Awards at 2015 Fiscal Year-End	17
Option Exercises and Stock Vested in Fiscal Year 2015	18
Pension Benefits	18
Compensation of Directors	19
Compensation Committee Interlocks	19
Certain Transactions and Relationships	20
OWNERSHIP OF COMPANY STOCK	21
Security Ownership of Certain Beneficial Owners	21
Security Ownership of Management and Directors	24
Section 16(a) Beneficial Ownership Reporting Compliance	26
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	26
Principal Accountant Fees and Services	26
OTHER MATTERS	27
DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE	27
SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING	27
Proposals for the Company's Proxy Material	27
Proposals to be Introduced at the Annual Meeting but not Intended to be Included
in the Company's Proxy Material	27

PROXY STATEMENT
QUESTIONS AND ANSWERS
 ABOUT THE 2015 ANNUAL MEETING
Why did I receive this proxy?

The Board of Directors of Seneca Foods Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders.  The Annual Meeting will be held Friday, July 31, 2015, at 1:00 PM, Eastern Daylight Time, at the Company's Offices, 3736 South Main Street, Marion, New York 14505.  This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend the Annual Meeting in person in order to vote.
Who is entitled to vote?

All record holders of the Company's voting stock as of the close of business on June 19, 2015 (the "Record Date") are entitled to vote at the Annual Meeting.  As of the Record Date, the following shares of voting stock were issued and outstanding: (i) 7,926,280 shares of Class A common stock, $0.25 par value per share ("Class A Common Stock"); (ii) 1,967,958 shares of Class B common stock, $0.25 par value per share ("Class B Common Stock", and together with the Class A Common Stock, sometimes collectively referred to as the "Common Stock"); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share ("6% Preferred Stock"); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share ("10% Series A Preferred Stock"); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share ("10% Series B Preferred Stock").
How many votes do I have?

Each share of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock is entitled to one vote on each item submitted to you for consideration.  Each share of Class A Common Stock is entitled to one-twentieth (1/20) of one vote on each item submitted to you for consideration.  Each share of 6% Preferred Stock is entitled to one vote, but only with respect to the election of directors.
What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.
How do I vote?

•	By Mail:Vote, sign, date your card and mail it in the postage-paid envelope.
•	In Person:At the Annual Meeting.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.
What am I voting on?

You will be voting on Proposal One regarding the election of three directors of the Company and Proposal Two regarding the ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016.
Will there be any other items of business on the agenda?

Pursuant to SEC rules, shareholder proposals must have been received by May 17, 2015 to be considered at the Annual Meeting.  To date, we have received no shareholder proposals and we do not expect any other items of business.  Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Arthur S. Wolcott and Kraig H. Kayser with respect to any other matters that might be brought before the Annual Meeting.  Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are required to act on the proposals?

Pursuant to our Bylaws, provided a quorum is present, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share of voting stock being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.
The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.
How are votes counted?

The Annual Meeting will be held if a quorum is represented in person or by proxy.  The holders of voting shares entitled to exercise a majority of the voting power of the Company shall constitute a quorum at the Annual Meeting.  If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum.  We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes.  A withheld vote is the same as an abstention.
Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in "street name" do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal.  We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.
For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.
What happens if I return my proxy card without voting on all proposals?
When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions.  If the signed card is returned with no direction on a proposal, the proxy will be voted FOR the nominees for Director and FOR the ratification of the independent registered public accounting firm.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.
When was this proxy statement mailed?

This proxy statement and the enclosed proxy card were mailed to shareholders beginning on or about July 1, 2015.
How can I obtain a copy of this year's Annual Report on Form 10-K?

A copy of our 2015 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2015, accompanies this Proxy Statement.  The Annual Report, however, is not part of the proxy solicitation material.  A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary or by accessing the "Investor Information" section of the Company's website at www.senecafoods.com.
Can I find additional information on the Company's website?

Yes. Our website is located at www.senecafoods.com.  Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC.  A copy of our code of ethics and each of the charters of our board committees may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS
In accordance with our Bylaws, the Board of Directors has fixed the number of directors at nine.  The Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each.  Therefore, at this annual meeting three directors will be elected to serve until the annual meeting in 2018 and until each of their successors is duly elected and shall qualify.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  Messrs. Baer, Kayser and Paulson are currently serving as directors of the Company and were elected at the 2012 Annual Meeting of Shareholders.

Unless instructed otherwise, proxies will be voted FOR the election of the three nominees listed below.  Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

Information Concerning Directors
The following biographies of each of the Director nominees, as well as the Directors whose terms continue beyond the Annual Meeting, contains information regarding that person's principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company.

Nominees Standing for Election at the Annual Meeting
Arthur H. Baer, age 68 − Mr. Baer has served as a director of the Company since 1998. He is a Legislator in Columbia County, New York and previously served as the Chairman of the Board of Supervisors from January 2008 to December 2009.  Mr. Baer's business background also includes experience in managing businesses, senior leadership development and the evaluation of strategic opportunities and challenges.  He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999.  He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998.  He holds a B.A. and M.B.A. from Columbia University.

Kraig H. Kayser, age 54 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  From 1991 to 1993 he was Chief Financial Officer of the Company.  He has served as a director of the Company since 1985.  Mr. Kayser has served as an officer and/or director of the Company for over 30 years, providing continuity of executive leadership through all phases of the food processing industry and economic cycles. Mr. Kayser is also a director of Moog Inc. where he serves on the Audit Committee and the Nominating and Governance Committee. Mr. Kayser is currently serving on the Board of Trustees of Cornell University.  He received a B.A. from Hamilton College and an M.B.A. from Cornell University.

Thomas Paulson, age 58 − Mr. Paulson has served as a director of the Company since 2004.  He has significant experience in financial reporting and financial controls as a chief financial officer.  Mr. Paulson has been the Chief Financial Officer of Tennant Corporation, an industrial cleaning company, since 2006 and he was Chief Financial Officer of Innovex, Inc., a supplier of flexible circuits and assemblies, from February 2001 to March 2006.  In addition, he was Vice President of Finance of The Pillsbury Company from 1998-2000.  In these roles, Mr. Paulson was involved in numerous merger and acquisition transactions and financing transactions. Mr. Paulson serves on the Board of Directors of Merisant Inc. and also serves on their Audit Committee. Mr. Paulson received his B.A. and M.B.A from the University of St. Thomas.

Directors whose Terms Expire in 2016
John P. Gaylord, age 53 − Mr. Gaylord has operating and management experience in manufacturing and distribution businesses, including experience as President of Jacintoport Terminal Company since 1992.  He currently serves as a director and member of the conflicts committee, audit committee, nominating committee and compensation committee, along with being a general partner of Martin Midstream Partners L.P., a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  Mr. Gaylord holds a B.A. from Texas Christian University and an M.B.A. from Southern Methodist University.  He has served as a director of the Company since October 2009.

Susan A. Henry, age 68 − Dr. Henry has served as a director of the Company since 2007 and has extensive experience in the management and administration of a large non-profit organization.  She is Dean Emeritus of the College of Agriculture and Life Sciences at Cornell University and a professor in the Department of Molecular Biology and Genetics.  Prior to her appointment at Cornell, Dr. Henry was dean of science of the Mellon College of Science at Carnegie Mellon University.  Dr. Henry also has experience serving on the boards of other publicly-traded companies including as a member of the Board of Directors of Tompkins Financial Corporation and Agrium, Inc., where she serves on the Human Resources and Compensation Committee, and as Chair of the Environmental Health and Safety Committee.  Dr. Henry received her B.S. degree from the University of Maryland and her Ph.D. degree from the University of California at Berkeley.

Susan W. Stuart, age 59 − Ms. Stuart is a marketing consultant and private investor.  In her role as a consultant, Ms. Stuart brings her knowledge from a broad range of marketing experience.  Ms. Stuart is the daughter of our founder and Chairman, Arthur S. Wolcott.  In addition to her extensive knowledge of the Company, Ms. Stuart controls a significant shareholding interest in the Company.  She has served as a director of the Company since 1986.  Ms. Stuart received her M.B.A. from the Tuck School of Business at Dartmouth College.

Directors whose Terms Expire in 2017

Peter R. Call, age 58 − Mr. Call is President of My-T Acres, Inc., a vegetable and grain farm. He was President of Pro-Fac Cooperative, Inc. from 2003-2013 and a member of its board of directors from 2000-2013.  Mr. Call also serves as president of Farm Fresh First, LLC, and has done so since 2007.  Farm Fresh First, LLC, is an agricultural business that manages fruit and vegetable production and marketing.   Mr. Call also served on the Board of Directors of Birds Eye Foods from 2002-2009.  He has served as a director of the Company since 2011.    Mr. Call received his Bachelor of Science (B.S.) degree from Cornell University in 1979.

Samuel T. Hubbard, Jr., age 65 − Mr. Hubbard was elected President  and Chief Operating Officer (COO) of Genesee Corp., a NASDAQ listed company in 1999. He was subsequently elected Chief Executive Officer (CEO) of Genesee and in late 2000 led a management buyout of Genesee Brewing Company which later became High Falls Brewing Company, LLC. He served as Chairman and CEO of High Falls from 2001 through 2007 and subsequently as Chairman until 2009.  Mr. Hubbard has served as CEO of Alling and Cory Company from 1986-1998.  He served as COO of Homewise, Inc., a not-for-profit provider of affordable housing services including real estate development until 2011.  He has served on the public boards of M&T Bank Corp., RGS, Inc. and Genesee Corp. He has served as a director of the Company since 2011.  Mr. Hubbard received a Bachelor of Arts (B.A.) degree from Denison University and his Master of Business Administration (M.B.A) degree from the University of Rochester.

Arthur S. Wolcott, age 89 − Mr. Wolcott founded the Company and has served as a director and as the Chairman of the Board since 1949.  His leadership experience and extensive industry knowledge provide valuable insight to the Board of Directors in formulating and executing the Company's strategy.  In 2008, Mr. Wolcott received the Forty-Niner Service Award, the food processing industry's highest award in recognition of his career spanning six decades in the food processing industry.  Mr. Wolcott graduated from Cornell University with a B.A. degree in Economics and is currently on the President's Council of Cornell University.  He is the father of Susan W. Stuart, a director of the Company.

BOARD GOVERNANCE
Independent Directors
Under the NASDAQ Global Market listing standards, at least a majority of the Company's directors and all of the members of the Company's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee must meet the test of "independence" as defined by NASDAQ.  The NASDAQ standards provide that, to qualify as an "independent" director, in addition to satisfying certain criteria, the Board of Directors must affirmatively determine that a director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors has determined that each Director nominee and Director whose term will continue beyond the Annual Meeting, other than Mr. Wolcott, the Company's Chairman, his daughter, Ms. Stuart, Mr. Kayser, the Company's President and Chief Executive Officer, and Mr. Call, is "independent" as defined by the listing standards of the NASDAQ Global Market.

In making its determination with respect to Mr. Call, the Board considered his relationship with the Company as fully described in "Certain Transactions and Related Relationships" below on page 20.  It concluded that Mr. Call does not satisfy the criteria under NASDAQ standards inasmuch as the Company purchased raw vegetables from My-T Acres, Inc., under an arm's length contract, above the $200,000 threshold permitted under the NASDAQ standards in determining "independence".

With respect to the five independent directors and nominees, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the NASDAQ listing standards.

Leadership Structure
Mr. Wolcott serves as the Chairman of the Board of Directors and has served in that capacity since 1949.  Mr. Kayser serves as the Chief Executive Officer and has served in that capacity since 1993.  Our Board of Directors has no specific policy regarding separation of the offices of Chairman of the Board and Chief Executive Officer.  Although our bylaws permit the Chairman to serve as Chief Executive Officer, our Board has determined that separating these positions is currently in the best interest of the Company and our shareholders.  As Chief Executive Officer, Mr. Kayser focuses on the strategy, leadership and day-to-day execution of our business plan while Mr. Wolcott provides oversight, direction and leadership to the Board.

Our Board of Directors believes that it is able to effectively provide independent oversight of the Company's business and affairs, including the risks we face, without an independent Chairman through the composition of our Board of Directors, the strong leadership of the independent Directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place.  Five of the nine current Directors are independent under the NASDAQ listing standards.  All of our Directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting.  In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.  Our Board of Directors also holds regularly scheduled executive sessions of only independent or non-management Directors, as appropriate, in order to promote discussion among such Directors and assure independent oversight of management.  Moreover, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

Board Oversight of Risk Management
The Company believes that its leadership structure allows the Directors to provide effective oversight of the Company's risk management function by receiving and discussing regular reports prepared by the Company's senior management on areas of material risk to the Company, including market conditions, matters affecting capital allocation, compliance with debt covenants, significant regulatory changes that may affect the Company's business operations, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company's business.  Additionally, the Board of Directors administers its risk oversight function through (i) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, major acquisitions and divestitures, new borrowings and the appointment and retention of the Company's senior management, (ii) the coordination of the direct oversight of specific areas of the Company's business by the Compensation, Audit and Corporate Governance and Nominating Committees, and (iii) periodic reports from the Company's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal control over financial reporting.

Committees and Meeting Data
The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.  Each member of each of these committees is "independent" as that term is defined in the NASDAQ Global Market listing standards.  The Board has adopted a written charter for each of these committees, which is available on our website at www.senecafoods.com.

The Audit Committee currently consists of Messrs. Baer, Gaylord, Hubbard and Paulson.  The Audit Committee met four times during the fiscal year ended March 31, 2015.  The Audit Committee is directly responsible for the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management or the internal auditor the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.  Messrs. Baer, Hubbard, and Paulson have been designated as the Company's "audit committee financial experts" in accordance with the SEC rules and regulations.  Shareholders should understand that this designation is a disclosure requirement of the SEC related to the member's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and this designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board.  See "Report of the Audit Committee" below.

The Compensation Committee consists of Messrs. Paulson and Gaylord and Dr. Henry.  The Compensation Committee's function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company's directors and officers.  The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.  The Compensation Committee met two times during the fiscal year ended March 31, 2015.

The Corporate Governance and Nominating Committee currently consists of Messrs. Hubbard and Paulson and Dr. Henry.  The responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and sponsoring and overseeing performance evaluations for the Board as a whole and the directors. The Corporate Governance and Nominating Committee met two times during the fiscal year ended March 31, 2015.

Nominating Procedures
The Board has not adopted specific minimum criteria for director nominees and although the Company does not have a formal policy or guidelines regarding diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.  The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination.  If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Corporate Governance and Nominating Committee first considers the appropriateness of the size of the Board.  If the Corporate Governance and Nominating Committee determines the Board seat should remain and a vacancy exists, the Corporate Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee.  The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

Shareholder recommendations must be in writing and sent within the time periods set forth under the heading "Shareholder Proposals for the 2016 Annual Meeting addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.  Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

Board Attendance at Meetings

The Board of Directors held four meetings and acted by unanimous written consent two times during the fiscal year ended March 31, 2015.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he or she served.  Each director is expected to attend the Annual Meeting of shareholders.  In 2014, the Annual Meeting of Shareholders was attended by all nine directors who were serving on the Board at that time.

Shareholder Communication With the Board
The Company provides an informal process for shareholders to send communications to the Board of Directors.  Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505.  Correspondence directed to an individual board member will be referred, unopened, to that member.  Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company is composed of four directors, each of whom meets the current independence and experience requirements of the NASDAQ Global Market and the SEC.  The Audit Committee operates under a written charter which was originally adopted on May 27, 2004 and reviewed and reapproved on May 21, 2015.  A complete copy of the Audit Committee charter is available on the Company's website at www.senecafoods.com.  The Board has determined that Arthur H. Baer, Samuel T. Hubbard and Thomas Paulson are designated as the Company's "audit committee financial experts" as defined in the current rules of the SEC.

Management is primarily responsible for the Company's financial statements and reporting process.  BDO USA, LLP (BDO USA) is responsible for performing an independent audit of the Company's financial statements and internal control over the financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing reports on those statements and internal control over financial reporting.  The Audit Committee's responsibilities include oversight of the Company's independent registered public accounting firm and internal audit department, as well as oversight of the Company's financial reporting process on behalf of the full Board of Directors.  It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities.  Those meetings include, whenever appropriate, executive sessions with BDO USA without management being present.  The Audit Committee met four times during the fiscal year ended March 31, 2015.  In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and BDO USA to review and discuss all annual financial statements and quarterly operating results prior to their issuance.  Management advised the Audit Committee that all financial statements were prepared in accordance with Generally Accepted Accounting Principles.  The Audit Committee also discussed with BDO USA matters required to be discussed, pursuant to, Auditing Standard No. 16, Communication with Audit Committees, issued by the PCAOB, including the reasonableness of judgments and the clarity and completeness of financial disclosures.  In addition, the Audit Committee discussed with BDO USA matters relating to its independence and has received from BDO USA the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

On the basis of the reviews and discussions the Audit Committee has had with BDO USA and management, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, for filing with the SEC.

Submitted by:
THE AUDIT COMMITTEE
Arthur H. Baer, Chair John P. Gaylord Samuel T. Hubbard, Jr. Thomas Paulson

EXECUTIVE OFFICERS
The following provides certain information regarding our executive officers.  Each individual's name and position with the Company is indicated.  In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years.

Arthur S. Wolcott, age 89 − Mr. Wolcott has served as the Chairman of the Board of the Company since 1949.
Kraig H. Kayser, age 54 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  From 1991-1993 he served as the Company's Chief Financial Officer.

Paul L. Palmby, age 52 − Mr. Palmby has been Executive Vice President and Chief Operating Officer of the Company since 2006.  Prior to that, he served as President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004.  Mr. Palmby joined the Company in March 1987.

Timothy J. Benjamin, age 56 − Mr. Benjamin has served as the Company's Senior Vice President, Chief Financial Officer and Treasurer since June 2012. Prior to that he served as Corporate Treasurer at North American Breweries in Rochester, New York, since 2011 and was Director of Treasury and Tax Operations at IEC Electronics Corporation in 2010.  Prior to that Mr. Benjamin was with Birds Eye Foods, Inc. for 15 years in increasingly responsible financial positions, reaching the position of Vice President and Treasurer in 2008.

Carl A. Cichetti, age 57 − Mr. Cichetti has served as Senior Vice President Technology and Planning since 2009 and Chief Information Officer of the Company since 2006.  He was a Senior Consultant of Navint (Technology Consulting) from 2004-2005 and Senior Vice President of Technology of Citigroup from 2001-2004.

Dean E. Erstad, age 52 − Mr. Erstad has been Senior Vice President of Sales and Marketing of the Company since 2001 and Vice President of Private Label Sales during 2000.
John D. Exner, age 52 − Mr. Exner has been General Counsel of the Company since 2006 and Assistant Secretary since 2007.  He was Legal Counsel/Vice President from 1991-2002 and Legal Counsel/President from 2002 to 2005 of Midwest Food Processors Association, Inc.

Cynthia L. Fohrd, age 52 − Ms. Fohrd has been Senior Vice President and Chief Administrative Officer of the Company since 2007.  Ms. Fohrd has held various positions since joining the Company in 1988 including Financial Analyst, Internal Auditor, Risk Management and Vice President of Human Resources.

Aaron M. Girard, age 44 – Mr. Girard has been Senior Vice President of Logistics since 2010.
Jeffrey L. Van Riper, age 58 − Mr. Van Riper has been Vice President since 2008 and Corporate Controller, Principal Accounting Officer and Secretary of the Company since 1986.  He joined the Company as Accounting Manager in 1978.

Sarah S. Mortensen, age 70 − Ms. Mortensen has been Assistant Secretary since 1986. She joined the Company as Administrative Assistant in 1968.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview
This section discusses our policies and practices relating to executive compensation and presents a review and analysis of the compensation earned during the fiscal year ended March 31, 2015 by our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and our three other most-highly compensated executive officers, to whom we refer collectively in this proxy statement as the "named executive officers."  The amounts of compensation earned by these executives are detailed in the Fiscal Year 2015 Summary Compensation Table and the other tables which follow it.  The purpose of this section is to provide you with more information about the types of compensation earned by the named executive officers and the philosophy and objectives of our executive compensation programs and practices.
Authority of the Compensation Committee; Role of Executive Officers
The Compensation Committee of the Board of Directors (the "Committee") consists of Messrs. Paulson and Gaylord and Dr. Henry.  Mr. Paulson, who has served on the Board of Directors since 2004, is the Committee Chairman.  Each member of the Committee qualifies as an independent director under NASDAQ Global Market listing standards.  The Committee operates under a written charter adopted by the Board.  A copy of the charter is available at www.senecafoods.com under "Corporate Governance."  The Committee meets as often as necessary to perform its duties and responsibilities.  The Committee held two meetings during fiscal year 2015 and has held one meeting so far during fiscal year 2016.  The Committee also regularly meets in executive session without management.  The Committee has never engaged a compensation consultant to assist it in developing compensation programs.
The Committee is authorized by our Board of Directors to oversee our compensation and employee benefit practices and plans generally, including our executive compensation, incentive compensation and equity-based plans.  The Committee may delegate appropriate responsibilities associated with our benefit and compensation plans to members of management.  The Committee has delegated certain responsibilities with regard to our Pension Plan and 401(k) Plan to an investment committee consisting of members of management.  The Committee also has delegated authority to our President and CEO to designate those employees who will participate in our Executive Profit Sharing Bonus Plan; provided, however, that the Committee is required to approve participation in such plan by any of our executive officers.
The Committee approves the compensation of our CEO.  Our CEO develops and submits to the Committee his recommendation for the compensation of each of the other executive officers in connection with annual merit reviews of their performance.  The Committee reviews and discusses the recommendations made by our CEO and approves the compensation for each named executive officer for the coming year.  No corporate officer, including our CEO, is present when the Committee determines that officer's compensation.  In addition, our Chief Financial Officer and other members of our finance staff assist the Committee with establishing performance target levels for our Executive Profit Sharing Bonus Plan, as well as with the calculation of actual financial performance and comparison to the performance targets, each of which actions requires the Committee's approval.
Philosophy and Objectives
Our philosophy for the compensation of all of our employees, including the named executive officers, is to value the contribution of our employees and share profits through broad-based incentive arrangements designed to reward performance and motivate collective achievement of strategic objectives that will contribute to our Company's success.  The primary objectives of the compensation programs for our named executive officers are to:

•	attract and retain highly-qualified executives,
•	motivate our executives to achieve our business objectives,
•	reward our executives appropriately for their individual and collective contributions, and
•	align our executives' interests with the long-term interests of our shareholders.
Our compensation principles are designed to complement and support the Company's business strategy.  The canned fruit and vegetable business is highly competitive, and the principal customers are major food chains and food distributors with strong negotiating power as to price and other terms.  Consequently, our success depends on an efficient cost structure (as well as quality products) which enables us to provide favorable prices to the customers and acceptable margins for the Company.
However, an important purpose of our compensation policies is to enable the Company to retain highly valued employees.  Our senior management monitors middle and senior management attrition and endeavors to be sufficiently competitive as to salary levels so as to attract and retain highly valued managers.  Consequently, the Company has been flexible in awarding compensation, and expects to remain so, to facilitate attracting and retaining quality management personnel.
Consideration of Most Recent Say on Pay Vote

At the Annual Meeting of Shareholders on August 4, 2011, the shareholders expressed a preference that advisory votes on executive compensation occur every three years. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every three years, since there was an advisor vote on executive compensation at the August 7, 2014 annual meeting, the next required vote on the frequency of shareholder votes on the compensation of executives will occur not later than the 2017 annual meeting.

At the Annual Meeting of Shareholders on August 7, 2014, over 92% of the shares voted were voted in support of the compensation of the Company's Named Executive Officers, as discussed and disclosed in the 2014 proxy statement. As a result, the Compensation Committee concluded that the compensation paid to executive officers and the Company's overall pay practices have strong shareholder support and no significant changes have been made since that time.

Elements of Executive Compensation for Fiscal Year 2015
Base Salary.  The base salary of each of our named executive officers is reviewed by the Committee at the beginning of each fiscal year as part of the overall annual review of executive compensation.  During the review of base salaries, the Committee considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the individual, his or her past performance and competitive salary practices both internally and externally.  In addition to the annual reviews, the base salary of a particular executive may be adjusted during the course of a fiscal year, for example, in connection with a promotion or other material change in the executive's role or responsibilities.  During fiscal year 2015, each of the named executive officers including the Chairman, CEO, CFO and COO, received a 3% cost-of-living increase to his base salary in May 2014. The base salary of each of our named executive officers is set forth in the Summary Compensation Table.

As a general rule, base salaries for the named executive officers are set at a level which will allow us to attract and retain highly-qualified executives.  Many of our competitors are family-owned businesses operating in rural areas, where compensation rates and salary expectations are below the urban levels.  However, most of our executive officers also live and work in rural locations, inasmuch as the Company believes that its facilities (some of which include executive offices) should be located in the agricultural areas that produce the crops processed by the Company.  Although the compensation level of our executive officers is generally in the upper end of executive compensation in these localities, they are below the compensation levels for comparable positions in most public companies with sales comparable to those of the Company.
Executive Profit Sharing Bonus Plan.  The Executive Profit Sharing Bonus Plan is generally available to officers and certain key corporate employees.  An annual incentive bonus is payable based upon the Company's performance, and aligns the interests of executives and employees with those of our shareholders.  The Executive Profit Sharing Bonus Plan links performance incentives for management and key employees to increases in shareholder value and promotes a culture of high performance and ownership in which members of management are rewarded for achieving operating efficiencies, reducing costs and improving profitability.
The Executive Profit Sharing Bonus Plan became effective April 1, 2006.  Under the Plan, annual incentive bonuses are paid based on achieving the performance criteria set for the Company.  The bonuses for officers and certain key corporate employees are distributed at the sole discretion of our CEO upon approval of such bonuses by the Committee.  The Executive Profit Sharing Bonus Plan was amended on May 29, 2008 to reflect the Company's decision to adopt LIFO (Last-In, First-Out) inventory accounting, and payments under the Plan shall be made as if the Company had remained on a FIFO (First-In, First-Out) inventory accounting basis.  The Executive Profit Sharing Bonus Plan was amended in January 2010 to allow participants to elect a portion of the bonus to be paid in company stock in lieu of cash payment, upon approval of the Committee.
The performance criteria established under the Executive Profit Sharing Bonus Plan requires the Company's pre-tax profits for a fiscal year to equal or exceed a specific bonus target plus the aggregate bonus amounts calculated under the Executive Profit Sharing Bonus Plan.  Each bonus target under the Executive Profit Sharing Bonus Plan is expressed as a percentage of the consolidated net worth of the Company as stated in the annual report for the prior fiscal year.  Additionally, each bonus target corresponds to a potential bonus payment calculated as a percentage of the employee's base salary earned during the fiscal year.  The following table sets forth the bonus targets and potential bonus payments established under the Executive Profit Sharing Bonus Plan for fiscal year 2015.
Bonus Target	Potential Bonus Payment (Percent of Base Salary)
7.5%	10%
10%	15%
12.5%	20%
15%	25%
20%	50%

For fiscal year 2015, the Company's pre-tax profits on a FIFO basis did not meet or exceed the threshold bonus target and therefore no bonus was accrued or paid.
Equity Based Incentive Awards.  On August 10, 2007, the shareholders approved the 2007 Equity Incentive Plan to align the interests of management and shareholders through the use of stock-based incentives that result in increased stock ownership by management.  Executive management's view of the Plan is that it is important to allow us to continue to attract and retain key talent and to motivate executive and other key employees to achieve the Company's goals.  The Company granted 3,366 shares of restricted stock awards under the Plan to key employees in fiscal year 2015.  Provided that the participant remains employed by the Company, these shares of restricted stock will vest equally over a four-year period.  The Compensation Committee did not consider making any awards to Messrs. Wolcott and Kayser under the Plan, inasmuch as the Wolcott and Kayser families own substantial stockholdings in the Company.  Messrs. Wolcott and Kayser concurred in that judgment.

Retirement Programs.  Our executive officers are entitled to participate in the Company's Pension Plan, which is for the benefit of all employees meeting certain eligibility requirements.  Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his or her compensation covered by Social Security.
Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $210,000.  See "Pension Benefits" below for further information regarding the number of years of service credited to each of the named executive officers and the actuarial present value of his accumulated benefit under the Pension Plan.
We also have a 401(k) Plan pursuant to which the Company makes matching and discretionary contributions for eligible employees.  The Company matching contributions to the named executive officers' 401(k) Plan accounts are included in the Summary Compensation Table under the heading "Other Compensation."
Other Compensation.  The Company also provides health insurance, term life insurance, and short-term disability benefits that do not discriminate in scope, terms or operation in favor of our executive officers and are therefore not included in the Summary Compensation Table for the named executive officers.
Other Compensation Policies
Internal Pay Equity.  The Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our officers.  The Committee has not established a policy regarding the ratio of total compensation of our CEO to that of the other officers, but it does review compensation levels to ensure that appropriate equity exists.  The Committee intends to continue to review internal pay equity and may adopt a formal policy in the future if it deems such a policy to be appropriate.
Compensation Deductibility Policy.  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may not receive a federal income tax deduction for compensation paid to the CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year.  However, if the Company pays compensation that is "performance-based" under Section 162(m), the Company can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.  None of our executive officers received more than $1,000,000 in compensation during fiscal year 2015 or any prior year, so Section 162(m) has not been applicable to the Company.  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible on the Company's federal income tax returns.

No Stock Options.  The Company has never awarded stock options to any officer or employee, and it does not presently contemplate initiating any plan or practice to award stock options.
Timing of Grants.  The Committee anticipates that stock awards to the Company's officers under the 2007 Equity Incentive Plan will typically be granted annually in conjunction with the review of the individual performance of each officer.  This review will take place at a regularly scheduled meeting of the Compensation Committee.
Fiscal 2015 Compensation Program
During fiscal year 2016, each of the named executive officers, received a 1.5% cost-of-living increase to his base salary in May 2015.  No other changes were made to the Company's compensation program for fiscal 2016 as of the date of the proxy statement.
Report of the Compensation Committee
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2015.
THE COMPENSATION COMMITTEE
Thomas Paulson, Chair
Susan A. Henry
 John P. Gaylord

Summary Compensation Table

The following table summarizes, for the fiscal years ended March 31, 2015, 2014 and 2013, the amount of compensation earned by the named executive officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total

Arthur S. Wolcott	2015	$581,792	$-	$-	$-	$581,792
Chairman of the Board	2014	562,552	-	56,622	-	619,174
	2013	517,933	-	103,839	-	621,772

Kraig H. Kayser	2015	$581,575	$-	$-	$5,200	$586,775
President and Chief Executive Officer	2014	562,668	-	56,622	5,100	624,390
	2013	518,030	-	103,839	5,000	626,869

Timothy J. Benjamin	2015	$216,876	$12,500	$-	$5,088	$234,464
Chief Financial Officer (3)	2014	210,927	12,500	21,115	2,927	247,469
	2013	165,577	12,500	34,167	-	212,244

Paul L. Palmby	2015	$345,594	$50,000	$-	$5,690	$401,284
Chief Operating Officer	2014	336,471	50,000	33,647	5,595	425,713
	2013	318,367	50,000	63,816	3,184	435,367

Dean E. Erstad	2015	$234,200	$-	$-	$5,601	$239,801
Senior Vice President, Sales	2014	228,511	-	22,902	5,595	257,008
and Marketing	2013	221,855	-	44,471	5,000	271,326

_______________
(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the closing price of the Company's Class A common stock as reported on the Nasdaq Global Market on the date of grant.

(2)
Company's matching contribution to its 401(k) Plan for each named executive officer and the amount of premium paid by the Company for group term life insurance on the named executive officer's life. The value of perquisites and other personal benefits are not shown in the table because the aggregate amount of such compensation, if any, is less than $10,000 for each named executive officer.

(3)	Mr. Benjamin was appointed Chief Financial Officer on June 11, 2012.

Grants of Plan-Based Awards in Fiscal Year 2015
						Grant Date Fair Value of Stock Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
					All Other Stock Awards: Number of Shares of Stock
Name	Grant Date	Threshold	Target	Maximum

Arthur S. Wolcott	April 1, 2014	$58,321	-	$291,604
Chairman of the Board

Kraig H. Kayser	April 1, 2014	$58,321	-	$291,604
President and Chief Executive
Officer

Timothy J. Benjamin	April 1, 2014	$21,749	-	$108,743
Chief Financial Officer	August 7, 2014				421	$12,500

Paul L. Palmby	April 1, 2014	$34,657	-	$173,283
Chief Operating Officer	August 7, 2014				1,682	$50,000

Dean E. Erstad	April 1, 2014	$23,475	-	$117,375
Senior Vice President, Sales
and Marketing

(1)
Represents the possible payouts under the Company's Executive Profit Sharing Bonus Plan discussed in further detail on page 13. For fiscal year 2015, the Company's pre-tax profits on a FIFO basis did not meet or exceed the threshold performance measure, accordingly no bonuses were accrued or paid for fiscal year 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

Stock Awards
	Number of Shares of Restricted Stock That Have Not Vested			Market Value of Shares of Restricted Stock That Have Not Vested (1)
Name	(#	)		($)

Arthur S. Wolcott	--			--
Chairman of the Board

Kraig H. Kayser	--			--
President and Chief Executive Officer

Timothy J. Benjamin	950		(2)	$28,320
Chief Financial Officer

Paul L. Palmby	4,406		(3)	$131,343
Chief Operating Officer

Dean E. Erstad	--			--
Senior Vice President, Sales
and Marketing

_______________
(1)	Determined based on the closing price of the Company's Class A Common Stock ($29.81) on March 31, 2015.
(2)
Mr. Benjamin's restricted stock holdings as of March 31, 2015 vest as follows, provided that he remains employed by the Company on such dates: 322 shares on August 10, 2015, 322 shares on August 10, 2016; 200 shares on August 10, 2017 and 106 shares on August 10, 2018.

(3)
Mr. Palmby's restricted stock holdings as of March 31, 2015 vest as follows, provided that he remains employed by the Company on such dates: 1,897 shares on August 10, 2015; 1,291 shares on August 10, 2016; 799 shares on August 10, 2017 and 419 shares on August 10, 2018.

Option Exercises and Stock Vested in Fiscal 2015

Stock Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#	)	($)

Arthur S. Wolcott	--		--
Chairman of the Board

Kraig H. Kayser	--		--
President and Chief Executive
Officer

Timothy J. Benjamin	217		$6,449
Chief Financial Officer

Paul L. Palmby	1,948		$57,895
Chief Operating Officer

Dean E. Erstad	--		--
Senior Vice President, Sales
and Marketing

Pension Benefits

The Company's Pension Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the named executive officers.  Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.  The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law.  For 2015, the annual limitation is $265,000.
Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $210,000.
The following table shows the present value of accumulated benefits payable to each of our named executive officers under our Pension Plan.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of 3/31/15 (1) ($)	Present Value of Accumulated Benefit as of 3/31/14 (1) ($)	Payments During Last Fiscal Year ($)
Arthur S. Wolcott	66	$728,446	$670,205	$98,370
Kraig H. Kayser	24	525,464	420,636	--
Paul L. Palmby	27	532,615	427,944	--
Dean E. Erstad	19	318,981	242,340	--
Timothy J. Benjamin	2	29,471	8,420	--
_______________
(1)
Please see Note 8, "Retirement Plans," in the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders for the year ended March 31, 2015 for the assumptions used in calculating the present value of the accumulated benefit.  Pension Plan service credit and actuarial values are calculated as of March 31, 2015, which is the pension plan measurement date that we use for financial statement reporting purposes.

Compensation of Directors
Under the director compensation program, which became effective September 1, 2012, each non-employee director is paid a monthly cash retainer of $2,083.  Messrs. Wolcott and Kayser, as officers of the Company, do not receive any compensation for serving the Company as members of the Board of Directors.  The Company's non-employee directors received the following aggregate amounts of compensation for the fiscal year ended March 31, 2015:
Name	Fees Earned or Paid in Cash
Arthur H. Baer	$25,000
Peter R. Call	$25,000
John P. Gaylord	$25,000
Susan A. Henry	$25,000
Samuel T. Hubbard	$25,000
Susan W. Stuart	$25,000
Thomas Paulson	$25,000

Compensation Committee Interlocks
As noted above, the Compensation Committee is comprised of Messrs. Paulson and Gaylord and Dr. Henry.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  No executive officer of the Company serves as a member of the board of directors and compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such interlocking relationship existed in the past three years.

Certain Transactions and Relationships
According to written policy of the Audit Committee, any related party transactions, excluding compensation, which is delegated to the Compensation Committee, involving one of the Company's directors or executive officers, must be reviewed and approved by the Audit Committee.  Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction.  Related parties include any of the Company's directors or executive officers, certain of the Company's stockholders and their immediate family members.  To identify any related party transactions, each year, the Company submits and requires each director and officer to complete director and officer questionnaires identifying any transactions with the Company in which the executive officer or director or their family members has an interest.  In addition, the Board of Directors determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the NASDAQ listing standards and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

A small percentage (less than 1% in fiscal year 2015) of vegetables supplied to the Company's New York processing plants are grown by My-T Acres, Inc.  Peter R. Call, a Director, is the President of My-T Acres, Inc., which supplied the Company approximately $834,000 pursuant to a raw vegetable grower contract in fiscal 2015.  The Chairman of the Audit Committee reviewed the relationship and determined that My-T Acres contract were negotiated at arm's length and on no more favorable terms than to other growers in the marketplace.

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) beneficially owned, as of June 5, 2015, more than five percent of the shares of any class of the Company's voting securities, except as set forth in the following table.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

	Amount of Shares and Nature
	of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total		Percent of Class (1)

6% Preferred Stock	Arthur S. Wolcott
	1605 Main Street
	Sarasota, Florida	32,844	--	32,844	(2)	16.42%

	Kurt C. Kayser
	Bradenton, Florida	27,536	--	27,536		13.77

	Susan W. Stuart
	Fairfield, Connecticut	25,296	--	25,296		12.65

	Bruce S. Wolcott
	Canandaigua, New York	25,296	--	25,296		12.65

	Grace W. Wadell
	Wayne, Pennsylvania	25,292	--	25,292		12.65

	Mark S. Wolcott
	Pittsford, New York	25,292	--	25,292		12.65

	L. Jerome Wolcott, Jr.
	Costa Mesa, California	15,222	--	15,222		7.61

	Peter J. Wolcott
	Bridgewater, Connecticut	15,222	--	15,222		7.61

10% Series A Preferred Stock	Kraig H. Kayser
	418 East Conde Street
	Janesville, Wisconsin	32,168	141,644	173,812	(3)	42.68%

	Bruce S. Wolcott	26,605	26,605	53,210		13.07

	Susan W. Stuart	26,605	26,605	53,210		13.07

	Mark S. Wolcott	26,605	26,605	53,210		13.07

	Grace W. Wadell	26,605	26,605	53,210		13.07

	Hannelore Wolcott-Bailey
	Penn Yan, New York	20,588	--	20,588		5.06

10% Series B Preferred Stock	Kraig H. Kayser	--	165,080	165,080	(4)	41.27%

	Arthur S. Wolcott	45,700	45,700	91,400	(5)	22.85

	Bruce S. Wolcott	15,100	15,100	30,200		7.55

	Susan W. Stuart	15,100	15,100	30,200		7.55

	Mark S. Wolcott	15,100	15,100	30,200		7.55

	Grace W. Wadell	15,100	15,100	30,200		7.55

	Hannelore Wolcott-Bailey	22,720	--	22,720		5.68

Class A Common Stock	BlackRock Inc.
	40 East 52nd Street
	New York, New York	750,683	--	750,683	(6)	9.47

	I. Wistar Morris, III
	4 Tower Bridge, Suite 300
	200 Barr Harbor Drive
	West Conshohocken, Pennsylvania	194,470	513,531	708,001	(7)	8.93

	Seneca Foods 401(k) Plan	652,678	--	652,678		8.23

	Franklin Resources, Inc.
	One Franklin Parkway
	San Mateo, California	564,104	--	564,104	(8)	7.12

	Royce & Associates, LLC
	745 Fifth Avenue
	New York, New York	497,653	--	497,653	(9)	6.28

	Kraig H. Kayser	68,942	157,104	226,046	(10)	2.85

	Susan W. Stuart	57,214	105,288	162,502	(11)	2.05

	Arthur S. Wolcott	--	96,936	96,936	(12)	1.22

Class B Common Stock	Seneca Foods Pension Plan	428,890	--	428,890		21.79%

	Kraig H. Kayser	90,294	157,930	248,224	(13)	12.61

	Susan W. Stuart	63,492	134,666	198,158	(14)	10.07

	I. Wistar Morris, III	43,500	90,130	133,630	(15)	6.79

	Franklin Resources, Inc.	121,500	--	121,500	(16)	6.17

	Bruce S. Wolcott	63,492	49,530	113,022	(17)	5.74

	Grace W. Wadell	61,752	47,790	109,542	(18)	5.57

	Seneca Foods 401(k) Plan	106,816	--	106,816		5.43

	Mark S. Wolcott	63,492	39,318	102,810	(19)	5.22

	Arthur S. Wolcott	8,551	83,508	92,059	(20)	4.68

_________________________
(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of June 5, 2015.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company's Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring, as to which Mr. Wolcott disclaims beneficial ownership.
(3)
Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(4)
Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(5)
The shares in the table include 45,700 shares of 10% Series B Preferred Stock held by Mr. Wolcott's wife. Does not include 120,800 shares of 10% Series B Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring, as to which Mr. Wolcott disclaims beneficial ownership. The shares in the table are convertible into 3,046 shares of Class A Common Stock and 3,046 shares of Class B Common Stock.

(6)	Based on a statement on Schedule 13G/A filed with the SEC on January 22, 2015 by BlackRock Inc.
(7)
Based on a statement on Schedule 13D filed with the SEC on April 19, 2010 by I. Wistar Morris, III.  Of the 708,001 shares beneficially owned by Morris individually and through his immediate family, 90,000 shares are held in his name, 104,470 shares are held in nominees' name for his benefit; 20,000 shares are held in nominee name in a trust for his benefit, 141,100 shares are held in his wife's name, and 43,639 shares are held in nominee's name for her benefit;  36,200 shares are held in nominee name in a trust for her benefit, 120,000 shares are held in the name of a partnership for the benefit of his children, 42,200 shares are held in nominee name for their benefit;  28,300 shares are held in nominee name for his children's trusts, 58,592 shares are held in the name of a Foundation in which Morris is co-trustee and 11,900 shares are held in nominee name for the Foundation; and 1,600 shares are held in nominee name for a trust in which he is trustee.

(8)	Based on a statement on Schedule 13G/A filed with the SEC on February 5, 2015 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC.
(9)	Based on the statement on Schedule 13G/A filed with the SEC on January 21, 2015 by Royce and Associates.
(10)
Mr. Kayser has sole voting and investment power over 65,628 shares of Class A Common Stock owned by him and sole voting but no investment power over 5,550 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 3,314 shares.  The shares in table include 2,375 shares for which Mr. Kayser is the custodian. Mr. Kayser has shared voting and investment power with respect to 72,243 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares reported in the table include 76,936 shares held by the Seneca Foods Foundation (the "Foundation"), of which Mr. Kayser is a director.  The shares reported in the table do not include (i) 24,025 shares held by the Pension Plan (ii) 14,521 shares owned by Mr. Kayser's mother, (iii) 19,000 shares held in trust for Mr. Kayser's mother, (iv) 6,619 shares held by Mr. Kayser's brothers, or (v) 652,678 shares held by the Seneca Foods Corporation Employee Savings Plan (the "401(k) Plan"), over which the Company's officers may be deemed to have shared voting and investment power.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(11)
The shares in the table include (i) 12,616 shares of Class A Common Stock held by Ms. Stuart's husband, (ii) 15,736 shares owned in trust for her sister's children, of whom Ms. Stuart is the trustee, (iii) 76,936 shares held by the Foundation, of which Ms. Stuart is a director.  The shares in the table do not include 24,025 shares held by the Pension Plan, of which Ms. Stuart is a trustee.  Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation and sole voting and investment power with respect to the shares owned in trust for her sister's children.  She disclaims beneficial ownership of the shares held by her husband.

(12)
The shares in the table include (i) 20,000 shares of Class A Common Stock held by Mr. Wolcott's wife, (ii) 76,936 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares reported in the table do not include (i) 24,025 shares held by the Pension Plan, (ii) 308,528 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families, or (iii) 652,678 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(13)
Mr. Kayser has sole voting and investment power over 89,752 shares of Class B Common Stock he owns and sole voting but no investment power over 9,950 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 542 shares.  Mr. Kayser has shared voting and investment power with respect to 74,956 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares in the table include 74,924 shares held by the Foundation, of which Mr. Kayser is a director.  The shares in the table do not include (i) 428,890 shares held by the Pension Plan, of which Mr. Kayser is a trustee, (ii) 14,521 shares owned by Mr. Kayser's mother, (iii) 19,000 shares held in trust for Mr. Kayser's mother or (iv) 106,816 shares held by the 401(k) Plan.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(14)
The shares reported in the table include (i) 18,894 shares of Class B Common Stock held by Ms. Stuart's husband, (ii) 40,848 shares owned by her sister's children, of which Ms. Stuart is the trustee and (iii) 74,924 shares held by the Foundation, of which Ms. Stuart is a director.  The shares in the table do not include 428,890 shares held by the Pension Plan, of which Ms. Stuart is a trustee.  Ms. Stuart has shared voting and investment power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's children.  She disclaims beneficial ownership of the shares held by her husband.

(15)
Based on a statement on Schedule 13D filed with the SEC on April 19, 2010 by I. Wistar Morris, III.  Of the 133,630 shares beneficially owned by Mr. Morris individually and through his immediate family, 41,098 shares are held nominees' name for the benefit of his wife; 1,100 shares are held in nominee name in a trust for her benefit; 31,000 shares are held in nominee name in a partnership for the benefit of his children, 1,500 shares are held in nominee name for the benefit of his daughter, 1,500 shares are held in nominee name in a trust for his daughter's benefit and 13,932 shares are held in nominee name in a Foundation in which Morris is co-trustee.

(16)	Based on a statement on Schedule 13G filed with the SEC on February 2, 2010 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.
(17)
The shares in the table include (i) 18,894 shares of Class B Common Stock held by Mr. Wolcott's wife and (ii) 30,636 shares of Class B Common Stock owned by his brother's children.  The shares in the table do not include 428,890 shares held by the Pension Plan, of which Mr. Wolcott is a trustee.

(18)	The shares in the table include (i) 17,154 shares of Class B Common Stock held by Ms. Wadell's husband and (ii) 30,636 shares of Class B Common Stock owned by her sister's children.
(19)	The shares in the table include (i) 18,894 shares of Class B Common Stock held by Mr. Wolcott's wife and (ii) 20,424 shares of Class B Common Stock owned by his brother's children.
(20)
The shares in the table include (i) 8,584 shares of Class B Common Stock held by Mr. Wolcott's wife and (ii) 74,924 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares in the table do not include (i) 448,608 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families, (ii) 428,890 shares held by the Pension Plan, of which Mr. Wolcott is a trustee or (iii) 106,816 shares held by the 401(k) Plan.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families.

Security Ownership of Management and Directors
The following table sets forth certain information available to the Company with respect to shares of all classes of the Company's voting securities owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of June 5, 2015.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

Name of Beneficial Owner	Title of Class	Shares Beneficially Owned	Percent of Class (1)

Arthur H. Baer	Class B Common Stock	2,000	*

Peter R. Call	Class A Common Stock	1,767	*
	Class B Common Stock	1,667

John P. Gaylord	Class A Common Stock	1,000	*

Samuel T. Hubbard	Class A Common Stock	500	*

Kraig H. Kayser	Class A Common Stock (2)	226,046	2.85
	Class B Common Stock (2)	248,224	12.61
	6% Preferred Stock (2)	8,000	4.00
	10% Series A Preferred Stock (2)	173,812	42.68
	10% Series B Preferred Stock (2)	165,080	41.27

Thomas Paulson	Class A Common Stock	1,250	*

Susan W. Stuart	Class A Common Stock (3)	162,502	2.05
	Class B Common Stock (3)	198,158	10.07
	6% Preferred Stock (3)	25,296	12.65
	10% Series A Preferred Stock (3)	53,210	13.07
	10% Series B Preferred Stock (3)	30,200	7.55

Arthur S. Wolcott	Class A Common Stock (4)	96,936	1.22
	Class B Common Stock (4)	92,059	4.68
	6% Preferred Stock (4)	32,844	16.42
	10% Series B Preferred Stock (4)	91,400	22.85

Dean E. Erstad	Class A Common Stock	1,947	*
	Class B Common Stock	318	*

Paul L. Palmby	Class A Common Stock	16,987	*
	Class B Common Stock	979	*

Timothy J. Benjamin	Class A Common Stock	1,507	*
	Class B Common Stock	411	*

All directors and executive officers as a group	Class A Common Stock (5)	1,015,384	12.59
	Class B Common Stock (5)	926,925	47.10
	6% Preferred Stock (5)	66,140	33.07
	10% Series A Preferred Stock (5)	227,022	55.75
	10% Series B Preferred Stock (5)	286,680	71.67

_________________________
*Less than 1.0%.
(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of June 5, 2015.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company's Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	See notes 3, 4, 10, and 13 to the table under the heading " -- Security Ownership of Certain Beneficial Owners."
(3)	See notes 11 and 14 to the table under the heading " -- Security Ownership of Certain Beneficial Owners."
(4)	See notes 2, 5, 12, and 20 to the table under the heading " -- Security Ownership of Certain Beneficial Owners."
(5)	See notes 2 through 4 to above. With respect to the Class A Common Stock, also includes 652,678 shares held by the 401(k) Plan over which the Company's officers may be deemed to have shared voting and investment power. With respect to the Class B Common Stock, also includes 428,890 shares related to the Pension Plan and 106,816 shares held by the 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that the Company's directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports regarding their ownership and changes in that ownership with the SEC.  The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for fiscal 2015 except for one filing each for Mr. Wolcott and Ms. Stuart related to gift transactions which were not timely made.  All reports are current as of the date hereof.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BDO USA, LLP (BDO USA) to act as auditors for the fiscal year ending March 31, 2016.  BDO USA has served as the Company's registered independent public accounting firm since December 8, 2005.  A representative of BDO USA is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
At the Annual Meeting, the shareholders will be asked to ratify the selection of BDO USA as the Company's independent registered public accounting firm.  Pursuant to the rules and regulations of the SEC, the Audit Committee has the direct responsibility to appoint, retain, approve the compensation and oversee the work of the Company's independent registered public accounting firm.  Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company's independent auditors.
The directors of the Company unanimously recommend a vote FOR the ratification of BDO USA as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016.
Principal Accountant Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO USA for fiscal years 2015 and 2014.
	2015	2014
Audit Fees (1)	$621,371	$633,320
Audit-Related Fees	--	--
All Other Fees	--	--
Total	$621,371	$633,320
_________________________
(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

All audit, audit-related and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO USA was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.  The Audit Committee's pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $10,000 subject to subsequent review and approval by the entire Audit Committee.  Larger engagements require majority Audit Committee approval.  There were no engagements of this type provided by BDO USA during the last two years.

OTHER MATTERS
The management of the Company does not know of any other matters to come before the Annual Meeting.  However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective April 1, 2015, was issued by Dundee Insurance Company, Inc. (the Company's wholly-owned captive insurance subsidiary) at an annual premium of approximately $67,640. To date, no claims have been paid under any policy of directors' and officers' liability insurance.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING
Proposals for the Company's Proxy Material
Any Company shareholder who wishes to submit a proposal for presentation at the Company's 2016 Annual Meeting must submit such proposal to the Company at its office at 3736 South Main Street, Marion, New York 14505, Attention: Secretary, no later than March 3, 2016, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2016 Annual Meeting.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Material
For any shareholder proposal to be presented in connection with the 2016 Annual Meeting, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws.  To be timely, a qualified shareholder must give written notice to the Company at the Company's offices not later than May 17, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

JEFFREY L. VAN RIPER Secretary

SENECA FOODS CORPORATION
3736 South Main Street
Marion, NY 14505

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 31, 2015

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 3736 South Main Street, Marion, New York, on Friday, July 31, 2015, at 1:00 p.m., Eastern Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1 AND FOR ITEM 2.

1. Election of Directors: Election of three nominees to serve until the annual meeting of shareholders in 2018 and until their successors are duly elected and shall qualify:

☐  FOR all nominees listed below      ☐ WITHHOLD AUTHORITY to vote for☐ FOR all except nominees
              all nominees listed below.         indicated below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through their name in the list below:

Arthur H. Baer, Kraig H. Kayser, Thomas Paulson

2. Appointment of Auditors: Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016.

☐ FOR             ☐ AGAINST
☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as directed by the shareholder.  IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature_______________________________ Dated:__________________________________

________________________________________
Joint owners should each sign. Executors,
administrators, trustees, guardians, and
corporate officers should give their titles.